                                                                Exhibit 10.4(e)

                              REVOLVING CREDIT NOTE


$5,000,000.00                                          Pittsburgh, Pennsylvania
                                                                    May 8, 2003


     FOR VALUE RECEIVED, and intending to be legally bound hereby, Michael Baker Corporation, a Pennsylvania corporation ("MBC"), Michael Baker, Jr., Inc., a Pennsylvania corporation ("Michael Baker Jr."), Baker/MO Services, Inc., a Texas corporation ("Baker/MO"), Baker/OTS, Inc., a Delaware corporation ("Baker/OTS"), Baker Engineering NY, Inc., a New York corporation ("Baker NY"), (each a "Maker" and collectively, the "Makers"), hereby promises to pay to the order of Citizens Bank of Pennsylvania (the "Bank"), the lesser of (i) the principal sum of Five Million and 00/100 Dollars ($5,000,000.00) or (ii) the aggregate unpaid principal amount of all Revolving Credit Loans (as hereinafter defined) made by the Bank to the Makers, pursuant to the terms hereof (as the same may be amended, modified or supplemented from time to time, this "Note"), together with interest thereon at the rate or rates specified herein, as follows:

     1. Revolving Credit Facility Commitment.

          (a) Revolving Credit Loans. Subject to the terms and conditions and relying upon the representations and warranties set forth in this Note, the Bank agrees to make loans (the "Revolving Credit Loans") to the Makers at any time or from time to time on or after May 8, 2003 (the "Closing Date") and to and including the Business Day (as hereinafter defined) immediately preceding the Expiry Date (as hereinafter defined) in an aggregate principal amount which shall not exceed at any one time outstanding Five Million and 00/100 Dollars ($5,000,000.00) (the "Revolving Credit Facility Commitment"). Within the limits of time and amount set forth in this Section 1, and subject to the provisions of this Note including, without limitation, the Bank's right to demand repayment of the Revolving Credit Loans upon the occurrence of an Event of Default (as hereinafter defined), the Makers may borrow, repay and reborrow under this
Section 1.

               (i) Making of Revolving Credit Loans. Subject to the terms and conditions set forth in this Note, and provided that the Makers have satisfied all applicable conditions specified herein, the Bank shall make Revolving Credit Loans to the Makers on such Business Day and in such amount as an Authorized Representative (as hereinafter defined) of the Makers shall request by written or telephonic notice (confirmed promptly, but in no event later than one Business Day thereafter, in writing) received by the Bank no later than 10:00 a.m. (Pittsburgh, Pennsylvania time) on the date of requested disbursement, which proceeds shall be available to the Makers at the Bank's Office (as hereinafter defined) in immediately available funds not later than 2:00 p.m. (Pittsburgh, Pennsylvania time) on such date.

          (b) Maximum Principal Balance of Revolving Credit Loans. The sum of the aggregate principal amount of all Revolving Credit Loans outstanding shall not exceed the amount of the Revolving Credit Facility Commitment. The Makers agree that if at any time the sum of the aggregate principal amount of all Revolving Credit Loans outstanding exceeds the amount of the Revolving Credit Facility Commitment (the "Excess Amount"), the Makers shall promptly, but in no event later than one Business Day thereafter, pay to the Bank such Excess




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Amount. If not sooner paid, the entire principal balance of all outstanding
Revolving Credit Loans, together with all unpaid accrued interest thereon, and all other sums and costs owed to the Bank by the Makers pursuant to this Note, shall be immediately due and payable on the Expiry Date, without notice, presentment or demand of any kind.

     2. Interest Rates.

          (a) Interest on the Revolving Credit Loans. Subject to the terms and conditions of this Note, the aggregate outstanding principal balance of the Revolving Credit Loans shall be bear interest for each day at a fluctuating rate per annum equal to the Prime Rate (as hereinafter defined).

          (b) Calculation of Interest and Fees; Adjustment to Prime Rate. Interest on the Revolving Credit Loans, unpaid fees and other sums payable hereunder shall be computed on the basis of a year of three hundred sixty (360) days and paid for the actual number of days elapsed. In the event of any change in the Prime Rate, the rate of interest on the Revolving Credit Loans shall be adjusted to immediately correspond with such change; provided, however, that any interest rate charged hereunder shall not exceed the Maximum Rate (as hereinafter defined).

          (c) Interest After Maturity or Default; Interest Laws. Upon the occurrence and during the continuance of an Event of Default, the unpaid principal amount of the Revolving Credit Loans or any portion thereof, accrued interest thereon, any fees or any other sums payable hereunder shall thereafter until paid in full bear interest at a rate per annum equal to the Prime Rate plus two percent (2.00%). Notwithstanding any provisions to the contrary contained in this Note, the Makers shall not be required to pay, and the Bank shall not be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by applicable Law (as hereinafter defined) ("Excess Interest"). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Note, then, in such event: (1) the provisions of this subsection shall govern and control; (2) the Makers shall not be obligated to pay any Excess Interest; (3) any Excess Interest that any Bank may have received hereunder shall be, at the Bank's option, (A) applied as a credit against the outstanding principal balance of the Indebtedness (as hereinafter defined) evidenced by this Note or accrued and unpaid interest thereon (not to exceed the maximum amount permitted by Law), (B) refunded to the payor thereof, or (C) any combination of the foregoing; (4) the interest rate(s) provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable Law (the "Maximum Rate"), and this Note shall be deemed to have been and shall be, reformed and modified to reflect such reduction; and (5) the Makers shall have no action against the Bank for any damages arising out of the payment or collection of any Excess Interest.

     3. Description of Payments.

          (a) Interest Payments. The Makers shall pay to the Bank interest on the aggregate outstanding balance of the Revolving Credit Loans in arrears, on June 1, 2003 and on the first day of each calendar month thereafter through and including the Expiry Date. After maturity of any part of the Revolving Credit Loans (whether upon the occurrence of an Event of Default, by acceleration or otherwise), interest on such part of the Revolving Credit Loans shall


                                      -2-
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be immediately due and payable upon delivery by the Bank of an invoice for such interest without further notice, presentment, or demand of any kind.

          (b) Commitment Fee. The Makers shall pay to the Bank a commitment fee on the unused portion of the amount of the Revolving Credit Facility Commitment during the period from the date of this Note to the Expiry Date, payable in arrears on (i) July 1, 2003 (the "First Payment Date") and (ii) the Expiry Date (the "Second Payment Date"). The commitment fee payable on the First Payment Date shall be equal to the amount by which the amount of the Revolving Credit Facility Commitment has exceeded the average daily closing principal balance of the sum of the Revolving Credit Loans during the period beginning on the date of this Note and ending on June 30, 2003, multiplied by three-eighths of one percent (0.375%), multiplied by a fraction, the numerator of which is 54 and the denominator of which is 360. The commitment fee payable on the Second Payment Date shall be equal to the amount by which the amount of the Revolving Credit Facility Commitment has exceeded the average daily closing principal balance of the sum of the Revolving Credit Loans during the period beginning on July 1, 2003 and ending on the Expiry Date, multiplied by three-eighths of one percent (0.375%), multiplied by a fraction, the numerator of which is 39 and the denominator of which is 360.

          (c) Payments. All payments to be made with respect to principal, interest, fees or other amounts due from the Makers under this Note are payable at 12:00 noon (Pittsburgh, Pennsylvania time), on the day when due, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and an action for the payments will accrue immediately. All such payments must be made to the Bank at its Office in U.S. Dollars and in funds immediately available at such Office, without setoff, counterclaim or other deduction of any nature. The Bank may in its discretion deduct such payments from the Makers' demand or deposit accounts with the Bank if the payments if not paid within five (5) days after the due date. All such payments shall be applied at the option of the Bank to accrued and unpaid interest, outstanding principal and other sums due under this Note in such order as the Bank, in its sole discretion, shall elect. All such payments shall be made absolutely net of, without deduction or offset, and altogether free and clear of any and all present and future taxes, levies, deductions, charges, and withholdings and all liabilities with respect thereto, excluding income and franchise taxes imposed on the Bank under the Laws of the United States or any state or political subdivision thereof. If the Makers are compelled by Law to deduct any such taxes or levies (other than such excluded taxes) or to make any such other deductions, charges, or withholdings (collectively, the "Required Deductions"), the Makers will pay to the Bank an additional amount equal to the sum of (i) the aggregate amount of all Required Deductions and (ii) the aggregate amount of United States federal or state income taxes required to be paid by the Bank in respect of such Required Deductions.

          (d) Additional Costs.

               (i) If, due to either (i) the introduction of, or any change in, or in the interpretation of, any Law or (ii) the compliance with any guideline or request from any central bank or other Official Body (whether or not having the force of Law), there shall be any increase in the cost to, or reduction in income receivable by, the Bank of making, funding or maintaining Revolving Credit Loans (or commitments to make the Revolving Credit Loans), then the Makers shall from time to time, upon demand by the Bank made within a reasonable


                                      -3-
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time after the Bank's determination thereof, pay to the Bank additional amounts sufficient to reimburse the Bank for any such additional costs or reduction in income. All such additional amounts shall be determined by the Bank in good faith using appropriate attribution and averaging methods ordinarily employed by the Bank. A certificate of the Bank submitted to the Makers in good faith as to the amount of such additional costs shall be conclusive and binding for all purposes, absent manifest error.

               (ii) If either (i) the introduction of, or any change in, or in the interpretation of, any Law or (ii) the compliance with any guideline or request from any central bank or other Official Body (whether or not having the force of Law), affects the amount of capital required to be maintained by the Bank or any corporation controlling the Bank and the Bank determines in good faith that the amount of such capital is increased by or based upon the existence of the Revolving Credit Loans (or commitment to make the Revolving Credit Loans), then, within ten (10) Business Days of demand by the Bank, the Makers shall pay to the Bank from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank in the light of such circumstances, to the extent that the Bank determines in good faith such increase in capital to be allocable to the existence of the Bank's Revolving Credit Loans (or commitment to make the Revolving Credit Loans). Any such demand by the Bank must be made within a reasonable time. A certificate of the Bank in good faith submitted to the Makers as to such amounts shall be conclusive and binding for all purposes, absent manifest error.

     4. Loan Account. The Bank will open and maintain on its books and records, including computer records, in accordance with its customary procedures, a loan account (the "Loan Account") for the Makers in which shall be recorded the date and amount of each Revolving Credit Loan made by the Bank and the date and amount of each payment and prepayment in respect thereof. The Bank shall record in the Loan Account the principal amount of the Revolving Credit Loans owing to the Bank from time to time. The Loan Account shall constitute presumptive evidence, absent manifest error, of the accuracy of the information contained therein. Any failure by the Bank to make any such notation or record shall not affect the obligations of the Makers to the Bank with respect to the Revolving Credit Loans.

     5. Representations and Warranties. The Makers hereby acknowledge and agree that the representations and warranties set forth in Article III of the Loan Agreement shall be deemed to be set forth herein in their entirety, and the Makers hereby represent and warrant to the Bank that each such representation and warranty set forth in Article III of the Loan Agreement is true and correct on the Closing Date; provided, however, that the Makers hereby represent and warrant that the Makers will use the proceeds of the Revolving Credit Loans for general corporate and working capital purposes. The Makers further represent and warrant that the representations and warranties contained in Article III of the Loan Agreement shall be true and correct on and as of the date of each Revolving Credit Loan with the same effect as though made on and as of each such date. On the date of each Revolving Credit Loan, no Event of Default and no Potential Default (as hereinafter defined) shall have occurred and be continuing or exist or shall occur or exist after giving effect to the Revolving Credit Loan to be made on such date. Each request by the Makers for any Revolving Credit Loan shall constitute a representation and warranty by the Makers that the conditions set forth in this Section 5 have been satisfied as of the date of such request. The failure of the Bank to receive notice from the Makers to the contrary before such Revolving Credit Loan is made shall constitute a further


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representation and warranty by the Makers that the conditions referred to in this Section 5 have been satisfied as of the date such Revolving Credit Loan is made.

     6. Affirmative Covenants. The Makers hereby acknowledge and agree that the affirmative covenants set forth in Article V of the Loan Agreement shall be deemed to be set forth herein in their entirety, and the Makers hereby covenant to the Bank that they shall comply with the terms and conditions of each such covenant set forth in Article V of the Loan Agreement.

     7. Negative Covenants.

          (a) The Makers hereby acknowledge and agree that the negative covenants set forth in Article VI of the Loan Agreement shall be deemed to be set forth herein in their entirety, and the Makers hereby covenant to the Bank that they shall comply with the terms and conditions of each such covenant set forth in Article VI of the Loan Agreement.

          (b) The Makers shall not terminate the Loan Agreement and satisfy in full their payment obligations thereunder without first satisfying in full their payment obligations under this Note.

     8. Events of Default. An Event of Default means the occurrence or existence of one or more of the following events or conditions (whatever the reason for such Event of Default and whether voluntary, involuntary or effected by operation of Law):

          (a) the Makers fail to pay principal on the Revolving Credit Loans on the date due thereof; or

          (b) the Makers shall fail to pay interest on the Revolving Credit Loans or the commitment fee set forth in Section 3(b) hereof within five (5) days of the date such interest or commitment fee is due; or

          (c) the Makers fail to pay any other fee, or other amount payable pursuant to this Note within ten (10) days after written notice to MBC by the Bank; or

          (d) the Makers shall default in the performance or observance of any covenant, agreement or duty under this Note other than those described in Sections 6 and 7(a) hereof and such default shall not have been cured within thirty (30) days after written notice to MBC by the Bank; or

          (e) an Event of Default (as defined in Section 7.01 of the Loan Agreement) shall occur and such default shall not have been cured within any grace period applicable thereto.

THEN, if an Event of Default specified in subsections (c) or (d) of Section 8 of this Note or Sections 7.01 (c) through (n) of the Loan Agreement occurs, the Bank will be under no further obligation to make Revolving Credit Loans and may, at its option, demand the unpaid principal amount of this Note, interest accrued on the unpaid principal amount and all other amounts owing by the Makers under this Note to be immediately due and payable without presentment,

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demand, protest or further notice of any kind, all of which are hereby expressly waived, and an action for any amounts due shall accrue immediately.

FURTHERMORE, if an Event of Default specified in Subsections (a) or (b) of
Section 8 of this Note or Sections 7.01 (a), (b), (o) or (p) of the Loan Agreement occurs and continues or exists, the Bank will be under no further obligation to make Revolving Credit Loans and the unpaid principal amount of this Note, interest accrued on the unpaid principal amount and all other amounts owing by the Makers under this Note shall automatically become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are expressly waived, and an action for any amounts due shall accrue immediately.

     9. Other Remedies. The remedies set forth in Section 8 of this Note are in addition to, and not in limitation of, any other right, power, privilege, or remedy, either in Law, in equity, or otherwise, to which the Bank may be entitled.

     10. Set-Off. If the unpaid principal amount of this Note, interest accrued on the unpaid principal amount or other amount owing by the Makers under this Note shall have become due and payable (at maturity, by acceleration or otherwise), the Bank shall have the right, in addition to all other rights and remedies available to it, without notice to the Makers, to set-off against and to appropriate and apply to such due and payable amounts any debt owing to, and any other funds held in any manner for the account of any Maker by the Bank including, without limitation, all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by any Maker with the Bank. The Makers consent to and confirm the foregoing arrangements and confirm the Bank's rights of banker's lien and set-off. Nothing in this Note shall be deemed a waiver or prohibition of or restriction on the Bank's rights of banker's lien or set-off.

     11. Definitions. Capitalized terms used in this Note that are defined in the Loan Agreement shall have the meaning assigned to them therein unless otherwise defined below:

          (a) "Authorized Representative" shall mean each person designated from time to time, as appropriate, in writing by the Makers to the Bank for the purposes of giving notices of borrowing of Revolving Credit Loans, which designation shall continue in force and effect until terminated in writing by the Makers to the Bank.

          (b) "Bank" shall mean Citizens Bank of Pennsylvania, with an office at 525 William Penn Place, Suite 2910, Pittsburgh, Pennsylvania 15219-1729.

          (c) "Business Day" shall mean a day of the year on which banks are not required or authorized to close in Pittsburgh, Pennsylvania.

          (d) "Closing Date" shall mean May 8, 2003.

          (e) "Event of Default" shall mean any of the Events of Default described in Section 8 hereof.

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          (f) "Excess Amount" shall mean that as set forth in Section 1(b)
hereof.

          (g) "Excess Interest" shall mean that as set forth in Section 2(c) hereof.

          (h) "Expiry Date" shall mean the earlier of (i) August 6, 2003, or
(ii) the date of termination of the Loan Agreement.

          (i) "First Payment Date" shall mean that as set forth in Section 3(b) hereof.

          (j) "GAAP" shall mean generally accepted accounting principles (as such principles may change from time to time), which shall include the official interpretations thereof by the Financial Accounting Standards Board, applied on a consistent basis.

          (k) "Indemnified Liabilities" shall mean that as set forth in Section 14 hereof.

          (l) "Indemnitees" shall mean that as set forth in Section 14 hereof.

          (m) "Law" shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

          (n) "Loan Account" shall mean that as set forth in Section 4 hereof.

          (o) "Loan Agreement" shall mean that certain Loan Agreement, dated September 5, 2001, by and among the Makers, the Bank, National City Bank of Pennsylvania, a national banking association, and Fifth Third Bank, a national banking association (collectively, the "Banks"), and the Bank, as agent for the other banks (the "Agent"), as amended by (i) the First Amendment to Loan Agreement, dated February 20, 2002, by and among the Makers, the Banks and the Agent, (ii) the Second Amendment to Loan Agreement, dated April 26, 2002, by and among the Makers, the Banks and the Agent, (iii) the Third Amendment to Loan Agreement, dated July 31, 2002, by and among the Makers, the Banks and the Agent and (iv) the Fourth Amendment to Loan Agreement, dated March 24, 2003, by and among the Makers, the Banks and the Agent, as may be further amended, modified or supplemented from time to time.

          (p) "Maker" or "Makers" shall mean that as set forth in the Preamble of this Note.

          (q) "Maximum Rate" shall mean that as set forth in Section 2(c) hereof.

          (r) "Note" shall mean this Revolving Credit Note, together will all extensions, renewals, refinancing or refundings in whole or in part, as amended, modified or supplemented from time to time.

          (s) "Notice of Waiver" shall mean the Notice of Waiver of Rights Regarding Warrants of Attorney, Execution Rights and Waiver of Rights to Prior Notice and

Judicial Hearing, dated of even date herewith, executed by the Makers in favor of the Bank, as may be amended, modified or supplemented from time to time.

          (t) "Notices" shall mean that as set forth in Section 17 (g) hereof.

          (u) "Office", when used in connection with the Bank, shall mean its designated office located at 525 William Penn Place, Suite 2910, Pittsburgh, Pennsylvania 15219-1729 or such other office of the Bank as the Bank may designate in writing from time to time.

          (v) "Official Body" shall mean any government or political subdivision or any agency, authority, bureau, central bank, board, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

          (w) "Potential Default" shall mean any event or condition which with notice or passage of time or any combination of the foregoing would constitute an Event of Default.

          (x) "Prime Rate" shall mean the interest rate per annum announced from time to time by the Bank at its Office as its then prime rate, which rate may not be the lowest rate then being charged other borrowers by the Bank.

          (y) "Required Deductions" shall mean that as set forth in Section 3(c) hereof.

          (z) "Revolving Credit Facility Commitment" shall mean that as set forth in Section 1(a) hereof.

          (aa) "Revolving Credit Loans" shall mean that as set forth in Section 1(a) hereof.

          (bb) "Second Payment Date" shall mean that as set forth in Section 3(b) hereof.

     12. Construction and Interpretation.

          (a) Obligations of and References to Makers. Each and every obligation of the Makers contained in this Note, whether or not expressly stated, shall be the joint and several obligations of the Makers. Any and all references to the Makers contained in any representation or covenant of the Makers' hereunder shall be a representation or covenant with respect to each and every Maker, both individually and collectively.

          (b) Construction. Unless the context of this Note otherwise clearly requires, references to the plural include the singular, the singular the plural, the part the whole and "or" has the inclusive meaning represented by the phrase "and/or". References in this Note to "judgments" of the Bank include good faith estimates by the Bank (in the case of quantitative judgments) and good faith beliefs by the Bank (in the case of qualitative judgments). The definition of any document or instrument includes all schedules, attachments, and exhibits thereto and all renewals, extensions, supplements, restatements and amendments thereof. "Hereunder", "herein", "hereto", "hereof", "this Note" and words of similar import refer to this entire document; "including" is used by way of illustration and not by way of limitation, unless the context clearly indicates to the contrary; and any action required to be taken by the Makers is to be taken promptly, unless the context clearly indicates to the contrary. Any accounting term used in this Note and not specifically defined in Section 11 hereof shall have the meaning ascribed thereto by GAAP.

     13. Duration; Survival. All representations and warranties of the Makers contained in this Note shall survive the making of and will not be waived by the execution and delivery of this Note, by any investigation by the Bank, or the making of the Revolving Credit Loans. Notwithstanding termination of this Note or an Event of Default, all covenants and agreements of the Makers will continue in full force and effect from and after the date of this Note until payment in full of this Note, interest thereon, and all fees and other obligations of the Makers under this Note. Without limitation, it is understood that all obligations of the Makers to make payments to or indemnify the Bank will survive the payment in full of the Note and of all other obligations of the Makers under this Note.

     14. Indemnity. In addition to the payment of expenses pursuant to Section 17(h) hereof, the Makers agree to indemnify, pay and hold the Bank and its officers, directors and attorneys (collectively called the "Indemnitees"), harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgment, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that are imposed on, incurred by, or asserted against that Indemnitee, in any manner arising from the occurrence of an Event of Default hereunder, or the exercise of any right or remedy hereunder (the "Indemnified Liabilities"); provided, however, that the Makers shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of that Indemnitee.

     15. Limitation of Liability. To the fullest extent permitted by Law, no claim may be made by the Makers against the Bank, or by the Bank against the Makers, or by the Makers or the Bank against any affiliate, director, officer, employee, attorney or agent of the other for any special, incidental, indirect, consequential or punitive damages in respect of any claim arising from or relating to this Note or any statement, course of conduct, act, omission or event occurring in connection herewith or therewith (whether for breach of contract, tort or any other theory of liability). The Makers and the Bank hereby waive, release and agree not to sue upon any claim for any such damages, whether such claim presently exists or arises hereafter and whether or not such claim is known or is suspected to exist in its favor. This Section 15 shall not limit any rights of the Makers or the Bank arising solely out of gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

     16. WAIVER OF TRIAL BY JURY. THE MAKERS AND            INITIALS:
THE BANK HEREBY EXPRESSLY, KNOWINGLY AND
VOLUNTARILY WAIVE ALL BENEFIT AND ADVANTAGE OF              /s/ COS
ANY RIGHT TO A TRIAL BY JURY, AND NEITHER WILL AT           ------------------
ANY TIME INSIST UPON, OR PLEAD OR IN ANY MANNER             MBC
WHATSOEVER CLAIM OR TAKE THE BENEFIT OR ADVANTAGE
OF A TRIAL BY JURY IN ANY ACTION ARISING IN                 /s/ COS
CONNECTION WITH THIS NOTE.                                  ------------------
                                                            MICHAEL BAKER JR.

                                                            /s/ COS
                                                            ------------------
                                                            BAKER/MO

                                                            /s/ COS
                                                            ------------------
                                                            BAKER/OTS

                                                            /s/ COS
                                                            ------------------
                                                            BAKER NY

                                                            /s/ JJL
                                                            ------------------
                                                            BANK


     17. Miscellaneous.

          (a) This Note evidences the Revolving Credit Loans and evidences all other amounts payable by the Makers hereunder.

          (b) Except as otherwise provided in this Note, whenever any payment or action to be made or taken under this Note is stated to be due on a day which is not a Business Day, such payment or action will be made or taken on the next following Business Day and such extension of time will be included in computing interest or fees, if any, in connection with such payment or action.

          (c) The Makers hereby expressly waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and an action for amounts due hereunder or thereunder shall immediately accrue.

          (d) The unpaid principal amount of this Note, the date and amount of the Loan, the unpaid interest accrued hereon, the interest rate applicable to such unpaid principal amount, the date and amount of each payment made hereunder and the duration of such applicability shall at all times be ascertained from the books and records of the Bank, which shall constitute presumptive evidence absent manifest error, of the accuracy of the information contained therein.

          (e) The Bank and the Makers may from time to time enter into agreements amending, modifying or supplementing this Note or changing the rights of the Bank or of the Makers under this Note and the Bank may from time to time grant waivers or consent to a departure from the due performance of the obligations of the Makers under this Note. Any such agreement, waiver or consent must be in writing and will be effective only to the extent specifically set forth in such writing. In the case of any such waiver or consent relating to any provision of this Note, any Event of Default or Potential Default so waived or consented to will be deemed to be cured and not continuing, but no such waiver or consent will extend to any other or subsequent Event of Default or Potential Default or impair any right consequent thereto.

          (f) No course of dealing and no delay or failure of Bank in exercising any right, power or privilege under this Note shall effect any other or further exercise thereof or exercise of any other right, power or privilege except as and to the extent that the assertion of any such right, power or privilege shall be barred by an applicable statute of limitations; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Bank under this Note are cumulative and not exclusive of any rights or remedies that the Bank would otherwise have.

          (g) All notices, requests, demands, directions and other communications (collectively "Notices") under the provisions of this Note must be in writing (including telexed or telecopied communication) unless otherwise expressly permitted under this Note and must be sent by first-class or first-class express mail, private overnight or next Business Day courier or by telex or telecopy with confirmation in writing mailed first class, in all cases with charges prepaid, and any such properly given Notice will be effective when received. All Notices will be sent to the applicable party at the addresses stated below or in accordance with the last unrevoked written direction from such party to the other parties.

          Makers:         William P. Mooney
                          Executive Vice President and Chief Financial Officer Michael Baker Corporation
                          Airside Business Park
                          100 Airside Drive
                          Moon Township, Pennsylvania 15108

         and a copy to:   H. James McKnight, Esquire
                          Secretary and General Counsel
                          Michael Baker Corporation
                          Airside Business Park
                          100 Airside Drive
                          Moon Township, Pennsylvania 15108

                          Lee van Egmond, Esquire
                          Reed Smith LLP
                          435 Sixth Avenue
                          Pittsburgh, Pennsylvania 15219

          Bank:           Citizens Bank of Pennsylvania
                          525 William Penn Place
                          Suite 2910
                          Pittsburgh, Pennsylvania 15219
                          Attention:  John J. Ligday, Jr.

          and copy to:    Thorp Reed & Armstrong, LLP
                          One Oxford Centre, 14th Floor
                          Pittsburgh, Pennsylvania  15219-1425
                          Attention:  Jeffrey J. Conn, Esquire

          (h) The Makers agree to pay or cause to be paid and to save the Bank harmless against liability for the payment of all reasonable out-of-pocket expenses including, but not limited to, reasonable fees and expenses of counsel and paralegals for the Bank, incurred by the Bank from time to time (i) arising in connection with the preparation, execution, delivery and performance of this Note, (ii) relating to any requested amendments, waivers or consents to this Note and (iii) arising in connection with the Bank's enforcement or preservation of rights under this Note including, but not limited to, such expenses as may be incurred by the Bank in the collection of the outstanding principal amount of the Revolving Credit Loans. The Makers agree to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or in the future determined in good faith by the Bank to be payable in connection with this Note. The Makers agree to save the Bank harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions. In the event of a determination adverse to the Makers of any action at Law or suit in equity in relation to this Note, the Makers will pay, in addition to all other sums which the Makers may be required to pay, a reasonable sum for attorneys' and paralegals' fees incurred by the Bank or the holder of this Note in connection with such action or suit. All payments due from the Makers under this Section will be added to and become part of the Revolving Credit Loans until paid in full.

          (i) The provisions of this Note are intended to be severable. If any term or provision of this Note, or the application thereof to any Person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Note, or the application of such term or provision to Persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Note shall be valid and enforceable to the fullest extent permitted by Law.

          (j) This Note will be deemed to be a contract under the Laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the substantive Laws, and not the laws of conflicts, of said Commonwealth. The Makers consent to the exclusive jurisdiction and venue of the federal and state courts located in Allegheny County, Pennsylvania, in any action on, relating to or mentioning this Note or any one or more of them.

          (k) This Note supersedes all prior understandings and agreements, whether written or oral, among the parties relating to the transactions provided for in this Note.

          (l) This obligation shall bind the Makers and their respective successors and assigns, and the benefits hereof shall inure to the Bank and its successors and assigns, except that the Makers may not assign or transfer any of their respective rights under this Note.

     WARRANT OF ATTORNEY TO CONFESS JUDGMENT. THE MAKERS HEREBY IRREVOCABLY AUTHORIZE AND EMPOWER THE PROTHONOTARY, ANY ATTORNEY OR ANY CLERK OF ANY COURT OF RECORD, WITH OR WITHOUT DEFAULT, TO APPEAR FOR AND CONFESS JUDGMENT AGAINST THE MAKERS FOR SUCH SUMS AS ARE DUE AND/OR MAY BECOME DUE UNDER THIS NOTE, WITH OR WITHOUT DECLARATION, WITH COSTS OF SUIT, WITHOUT STAY OF EXECUTION AND WITH AN AMOUNT EQUAL TO FIFTEEN PERCENT (15%) OF THE AMOUNT OF SUCH JUDGMENT, BUT NOT LESS THAN TEN THOUSAND AND 00/100 DOLLARS ($10,000.00) ADDED FOR ATTORNEYS' COLLECTION FEES. TO THE EXTENT PERMITTED BY LAW, THE MAKERS RELEASE ALL ERRORS IN SUCH PROCEEDINGS. IF A COPY OF THIS NOTE, VERIFIED BY AFFIDAVIT BY OR ON BEHALF OF THE HOLDER OF THIS NOTE SHALL HAVE BEEN FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL NOTE AS A WARRANT OF ATTORNEY. THE AUTHORITY AND POWER TO APPEAR FOR AND CONFESS JUDGMENT AGAINST THE MAKERS SHALL NOT BE EXHAUSTED BY THE INITIAL EXERCISE THEREOF AND MAY BE EXERCISED AS OFTEN AS THE HOLDER SHALL FIND IT NECESSARY AND DESIRABLE AND THIS NOTE, OR A COPY THEREOF, SHALL BE A SUFFICIENT WARRANT THEREFOR. THE HOLDER HEREOF MAY CONFESS ONE OR MORE JUDGMENTS IN THE SAME OR DIFFERENT JURISDICTIONS FOR ALL OR ANY PART OF THE AMOUNT OWING HEREUNDER, WITHOUT REGARD TO WHETHER JUDGMENT HAS THERETOFORE BEEN CONFESSED ON MORE THAN ONE OCCASION FOR THE SAME AMOUNT. IN THE EVENT ANY JUDGMENT CONFESSED AGAINST THE MAKERS HEREUNDER IS STRICKEN OR OPENED UPON APPLICATION BY OR ON THE MAKERS' BEHALF, FOR ANY REASON, HOLDER IS HEREBY AUTHORIZED AND EMPOWERED TO AGAIN APPEAR FOR AND CONFESS JUDGMENT AGAINST THE MAKERS FOR ANY PART OR ALL OF THE AMOUNTS OWING HEREUNDER, AS PROVIDED FOR HEREIN, IF DOING SO WILL CURE ANY ERRORS AND DEFECTS IN PRIOR PROCEEDINGS.


                           [INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the Makers have duly executed and delivered this Note on the day and year first above written.

Attest:                                                Michael Baker Corporation

By: /s/ Marcia S. Wolk                                 By: /s/ Craig O. Stuver
   -----------------------------------------               -----------------------------------------
Title:  Vice President & Assistant Secretary           Title:   Senior Vice President, Corporate
                                                                Controller & Treasurer

Attest:                                                Michael Baker, Jr., Inc.

By: /s/ Marcia S. Wolk                                 By: /s/ Craig O. Stuver
   -----------------------------------------               -----------------------------------------
Title:  Vice President & Assistant Secretary           Title:   Senior Vice President, Corporate
                                                                Controller & Treasurer

Attest:                                                Baker/MO Services, Inc.

By: /s/ Marcia S. Wolk                                 By: /s/ Craig O. Stuver
   -----------------------------------------               -----------------------------------------
Title:  Vice President & Assistant Secretary           Title:   Senior Vice President and Corporate
                                                                Controller

Attest:                                                Baker/OTS, Inc.

By: /s/ Marcia S. Wolk                                 By: /s/ Craig O. Stuver
   -----------------------------------------               -----------------------------------------
Title:  Vice President & Assistant Secretary           Title:   Senior Vice President, Corporate
                                                                Controller & Treasurer

Attest:                                                Baker Engineering NY, Inc.

By: /s/ Marcia S. Wolk                                 By: /s/ Craig O. Stuver
   -----------------------------------------               -----------------------------------------
Title:  Vice President & Assistant Secretary           Title:   Senior Vice President, Corporate
                                                                Controller & Treasurer


Acknowledged and agreed this
8th day of May, 2003:

Citizens Bank of Pennsylvania


By: /s/ John J. Lidgday, Jr.
   -----------------------------------------

Title:   Vice President
      --------------------------------------